As filed with the Securities and Exchange Commission on February 9, 2024

Registration No. 333-272817

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

AMENDMENT NO. 7

TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

Unifoil Holdings, Inc.

(Exact name of registrant as specified in its charter)

____________________

Nevada	2670	22-2339463
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12 Daniel Road East
Fairfield, New Jersey 07004
(973) 244-9900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Joseph Funicelli

Chairman, Chief Executive Officer and President

Unifoil Holdings, Inc.

12 Daniel Road East

Fairfield, New Jersey 07004

Tel.: (973) 244-9900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________

With copies to:

Andrea Cataneo, Esq. Gabriel Miranda, Esq. Mitchell Silberberg & Knupp LLP 437 Madison Ave., 25th Floor New York, New York 10022 Tel.: (212) 509-7239	Spencer G. Feldman, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, New York 10019 Tel.: (212) 451-2300

_____________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 7 to the Registration Statement on Form S-1 (the “Amendment”) of Unifoil Holdings, Inc. (the “Company”) (File No. 333-272817) is being filed as an exhibit-only filing solely to file an updated Opinion of Mitchell & Knupp LLP and Exhibit 107 (Filing Fee Table). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the referenced exhibits. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

Item 16.     Exhibits and Financial Statement Schedules.

Exhibit No.
1.1*	Form of Underwriting Agreement.
3.1*	Articles of Incorporation of Unifoil Holdings, Inc., a Nevada corporation.
3.2*	Bylaws of Unifoil Holdings, Inc., a Nevada corporation.
4.1*	Specimen Common Stock Certificate.
4.2*	Form of Convertible Note, dated September 2022.
4.3*	Form of Private Placement Warrant.
4.4*	Form of Representative’s Warrant.
5.1#	Opinion of Mitchell Silberberg & Knupp LLP.
10.1*	Collective Bargaining Agreement by and between Unifoil Holdings, Inc. and United Food and Commercial Workers Union/International Chemical Workers Union Council Local #195T dated November 21, 2018.
10.2*	Amended and Restated Promissory Note by and between Unifoil Holdings, Inc. and Raghunathan Sarma, dated November 14, 2022.
10.3*	Unsecured Promissory Note by and between Unifoil Holdings, Inc. and Raghunathan Sarma, dated September 4, 2019.
10.4*	Corrected Amended and Restated Consolidated ABL, Pension, Infusion and Rollover Balloon Promissory Note by and between Unifoil Holdings, Inc. and Raghunathan Sarma, dated October 1, 2020.
10.5*	Unsecured Promissory Note by and between Unifoil Holdings, Inc. and George Barenholtz dated September 4, 2019.
10.6*	Unsecured Promissory Note by and between Unifoil Holdings, Inc. and Joseph Funicelli dated September 4, 2019.
10.7*	Amended and Restated Promissory Note by and between Unifoil Holdings, Inc. and George Barenholtz dated January 1, 2023.
10.8*	Amended and Restated Promissory Note by and between Unifoil Holdings, Inc. and Joseph Funicelli dated January 1, 2023.
10.9+*	Unifoil Holdings, Inc. 2023 Equity Incentive Plan.
10.10+*	Employment Agreement dated January 10, 2023, between Unifoil Holdings, Inc. and Joseph Funicelli.
10.11+*	Employment Agreement dated January 1, 2023, between Unifoil Holdings, Inc. and James Bosco.
10.12+*	Consulting Agreement by and between Unifoil Holdings, Inc and Bar-Bar, Inc., dated February 1, 2023.
10.13*	Proxy Agreement dated November 2, 2022 between George Barenholtz and Raghunathan Sarma.
10.14*	Operating Agreement of Unifoil E.U., LLC dated June 3, 2021.
10.15*	Form of Subscription Agreement for Convertible Notes.
10.16*	Subordination Agreement by and between People’s Capital and Leasing Corp., Unifoil Corporation, Raghunathan Sarma, Joseph Funicelli and George Barenholtz, dated September 27, 2021.
10.17*	Security Agreement by and between Unifoil Corporation and Lincoln Partners Fund, LLC, dated October 1, 2020.
10.18*	Pledge Agreement by and between Unifoil Corporation, Unifoil Holdings, Inc., Lincoln Partners Fund, LLC, and Rabner, Baumgart, Ben-Asher & Nirenberg PC, dated October 1, 2020
10.19*	Form of Investor Rights and Lock-Up Agreement.
10.20†*	Memorandum of Agreement by and between Unifoil Corporation and PaperWorks Industries, Inc., dated October 1, 2019.
10.21*	Form of Sales Acknowledgment.
10.22*	Lease by and between Tamarisk Daniel Road, LLC and Unifoil Corporation, dated September 6, 2019.
10.23*	Commercial Lease Agreement by and between Azad International, Inc. and Unifoil Corporation, dated December 15, 2021.
10.24*	Lease Agreement by and between SKKW sp. z o.o. and Achilles Polska sp. z o.o., dated April 1, 2016.
10.25*	Annex No. 1 to the Lease Agreement by and between SKKW sp. z o.o. and Achilles Polska sp. z o.o., dated April 1, 2016, by and between SKKW SA and Achilles Polska sp. z o.o., dated January 8, 2019.
10.26*	Annex No. 2 to the Lease Agreement by and between SKKW sp. z o.o. and Achilles Polska sp. z o.o., dated April 1, 2016, by and between SKKW SA and Achilles Polska sp. z o.o., dated September 2, 2019.

Exhibit No.
10.27*	Annex No. 3 to the Lease Agreement by and between SKKW sp. z o.o. and Achilles Polska sp. z o.o., dated April 1, 2016, by and between SKKW SA and Achilles Polska sp. z o.o., dated January 29, 2020.
10.28*	Annex No. 4 to the Lease Agreement by and between SKKW sp. z o.o. and Achilles Polska sp. z o.o., dated April 1, 2016, by and between SKKW SA and Unifoil sp. z o.o., dated November 22, 2021.
10.29*	Agreement by and between Unifoil Corporation and People’s Capital and Leasing Corp., dated as of May 31, 2022.
10.30*	Form of Addendum to Convertible Note and Subscription Agreement.
10.31*	Amended and Restated ABL Promissory Note, dated as of January 17, 2024.
10.32*

Amended and Restated Agreement for Cancellation of Debt in Exchange for Stock (Cancellation of EU Poland Debt), dated as of January 17, 2024, by and between Unifoil Corporation, Unifoil Holdings, Inc. and Raghunathan Sarma.

10.33*

Amended and Restated Agreement for Cancellation of Debt in Exchange for Stock (Cancellation of 12 Daniel Debt), dated as of January 17, 2024, by and between Unifoil Corporation, Unifoil Holdings, Inc. and Raghunathan Sarma.

10.34*

Amended and Restated Agreement for Cancellation of Debt in Exchange for Stock (Cancellation of EU Poland Debt), dated as of January 17, 2024, by and between Unifoil Corporation, Unifoil Holdings, Inc. and Joseph Funicelli.

10.35*

Amended and Restated Agreement for Cancellation of Debt in Exchange for Stock (Cancellation of 12 Daniel Debt), dated as of January 17, 2024, by and between Unifoil Corporation, Unifoil Holdings, Inc. and Joseph Funicelli.

10.36*

Amended and Restated Agreement for Cancellation of Debt in Exchange for Stock (Cancellation of EU Poland Debt), dated as of January 17, 2024, by and between Unifoil Corporation, Unifoil Holdings, Inc. and George Barenholtz.

14.1*	Code of Business Conduct and Ethics.
21.1*	List of Subsidiaries of the Unifoil Holdings, Inc.
23.1#	Consent of Urish Popeck & Co., LLC.
23.2#	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1).
24.1*	Power of Attorney.
99.1*	Consent of Director Nominee.
99.2*	Consent of Director Nominee.
99.3*	Consent of Director Nominee.
107#	Filing Fee Table.

____________

*        Previously filed.

**      To be filed by amendment.

#        Filed herewith.

+        Indicates management contract or compensatory plan or arrangement.

†        The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

(b)    Financial statement exhibits.

No financial statement schedules are provided because the information called for is not required or is shown in the consolidated financial statements or related notes.

Item 17.     Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(7)    The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8)    The undersigned Registrant hereby undertakes that:

(i)     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairfield, New Jersey, on February 9, 2024.

UNIFOIL HOLDINGS, INC.
By:	/s/ Joseph Funicelli
Joseph Funicelli
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title	Date
/s/ Joseph Funicelli	Chairman of the Board of Directors, President and Chief Executive Officer	February 9, 2024
Joseph Funicelli	(principal executive officer)
/s/ James Bosco	Chief Financial Officer	February 9, 2024
James Bosco	(principal financial and accounting officer)
*	Director	February 9, 2024
George Barenholtz
*	Director	February 9, 2024
Dennis Sabourin
* /s/ Joseph Funicelli	Attorney-in-Fact	February 9, 2024
Joseph Funicelli